UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2008
ORIENTAL FINANCIAL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

Oriental Center
Professional Offices Park
997 San Roberto Street, 10th Floor
San Juan, Puerto Rico	00926

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (787) 771-6800

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The Board of Directors of Oriental Financial Group Inc. (the “Company”) continues to broaden and strengthen its membership by selecting experienced individuals from different backgrounds. On August 20, 2008, the Company’s Board of Directors increased the number of seats on the Board from nine to eleven, filled the vacancy created by the resignation of a director in May 2008, and elected three new members to the Board. The new directors are: (i) Julian S. Inclán, President of American Paper Corporation (a wholesale distributor of fine printing paper in San Juan, Puerto Rico) and a former director of the Company from 1995 to 2006; (ii) Rafael Machargo-Chardón, an attorney in San Juan, Puerto Rico, with 35 years of experience in the practice of law concentrating on civil litigation, construction, banking, insurance, real estate and corporate law; and (iii) Josen Rossi, Chairman of the Board and Chief Executive Officer of Aireko Enterprises (a multi-enterprise construction group doing business in Puerto Rico and the Caribbean since 1963). The election of Messrs. Inclán and Machargo-Chardón was effective immediately. The election of Mr. Rossi was effective August 21, 2008. The new directors were not named to any Board committee at the time of their election, but it is expected that eventually all of them will be named to one or more committees.
     There is no arrangement or understanding between any of the new directors and any other persons pursuant to which the director was elected to the Company’s Board of Directors, nor has any such director entered into or amended any material plan, contract or arrangement in connection with such election. Excluding transactions involving the Company’s banking subsidiary, Oriental Bank and Trust, as a depositary of funds, and except as otherwise stated below, there has been no transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) since the beginning of the Company’s last fiscal year, or any currently proposed transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships), in which the Company (or any of its subsidiaries) was or is to be a participant and the amount involved exceeds $120,000, and in which any such director or any member of his immediate family had or will have a direct or indirect material interest.
     In February 2008, Mr. Inclán sold a total of 15,000 shares of the Company’s common stock in ordinary brokerage transactions through his account with the Company’s securities broker-dealer subsidiary, Oriental Financial Services Corp. (“OFS”), at an aggregate market price of approximately $320,000. In May 2008, he withdrew $400,000 from his account with OFS.
     In May 2008, Mr. Rossi carried out a tax-free exchange of a variable annuity in the approximate amount of $343,000 through his brokerage account with OFS.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL FINANCIAL GROUP INC.
Date: August 26, 2008	By:	/s/ Carlos O. Souffront
Carlos O. Souffront
Secretary Board of Directors